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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2004, except for footnote 16, as to which the date is August 6, 2004 relating to the financial statements and financial statement schedule, which appears in this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Portland, Oregon
August 24, 2004